EXHIBIT 3.1.4


                        STATE OF DELAWARE CERTIFICATE OF
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                                CALL-ONLINE, INC.

     Call-Online, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of Call-Online, Inc. duly adopted a resolution to amend the original Certificate of Incorporation, declaring said amendment to be advisable, and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article will be read as follows:

     "The name of the corporation (hereinafter called the "Corporation") is

                              SINO-CITY GAS, INC."

     SECOND: That thereafter, pursuant to a resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with ss. 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favour of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of ss.242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, this certificate to be signed by Randall Andrus, President of Call-Online, Inc., an Authorized Officer, this 18th day of April, 1998.


                                             /s/ RANDALL ANDRUS
                                             ----------------------------------
                                             RANDALL ANDRUS, PRESIDENT

                                             CALL ONLINE, INC. k/n/a
                                             SINO-CITY GAS, INC.